Exhibit 13.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Compugen Ltd. (the "Company") on Form 20-F for the periods ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I the undersigned, being the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

\s\ Nurit Benjamini

Title: Chief Financial Officer

Date: February 28, 2005

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. No. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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